Filed Pursuant to Rule 424(b)(3)

Registration No. 333-290946

PROSPECTUS

6,000,000 Shares of Common Stock

This prospectus relates to the resale by the selling securityholders or their permitted transferees (the “Selling Securityholders”) named in this prospectus from time to time of up to 6,000,000 shares of our common stock, par value $0.0001 per share (the “common stock”). These shares of common stock consist of:

●	3,000,000 shares of common stock (the “Conversion Shares”) issuable upon the conversion of 4,500 shares (the “Series B Shares”) of our newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), with par value $0.0001 per share and stated value of $1,000 per share (the “Stated Value”), at an initial conversion price of $1.50 per share (the “Conversion Price”), which such shares of Series B Preferred Stock were issued pursuant to that certain securities purchase agreement, dated as of August 18, 2025, by and among us and certain accredited investors named therein (the “Purchase Agreement”); and

●	3,000,000 shares of common stock (the “Warrant Shares”) issuable upon exercise of certain accompanying warrants at an initial exercise price of $1.50 per share (the “Warrants”) that were issued pursuant to the Purchase Agreement.

The Series B Shares, the Warrants, the Conversion Shares and the Warrant Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, as applicable. We are registering the resale of the Series B Shares, the Warrants, the Conversion Shares and the Warrant Shares.

Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of such shares of common stock. The Selling Securityholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale by the Selling Securityholders of the common stock; however, we will receive the exercise price of the Warrants upon any exercise of the Warrants by payment of cash, with an exercise price of $1.50 per share. We intend to use those proceeds, if any, for general corporate purposes.

We believe the likelihood that the Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our common stock. If the trading price for our common stock is less than $1.50 per share, we believe holders of our Warrants are unlikely to exercise their Warrants. Conversely, these holders are more likely to exercise their Warrants the higher the price of our common stock is above $1.50 per share. The closing price of our common stock on the Nasdaq Capital Market (“Nasdaq”) on December 17, 2025 was above the Warrant exercise price of $1.50 per share.

We will bear all costs, expenses and fees in connection with the registration of the common stock, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of the common stock, except as otherwise expressly set forth under “Plan of Distribution” of this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. The Selling Securityholders and any broker-dealers or agents may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act, of the shares of Common Stock that they are offering pursuant to this prospectus.

Our common stock is traded on Nasdaq under the symbol “WRAP.” On December 17, 2025, the closing sale price of our common stock on Nasdaq was $2.20 per share.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in this prospectus under the heading “Risk Factors” beginning on page 6 of this prospectus and in our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Securityholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 6 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Wrap,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Wrap Technologies, Inc. and its subsidiaries.

Overview

We are a global public safety technology and services company that delivers safe and effective policing solutions to law enforcement and security personnel worldwide. We are leading the movement for safer outcomes by equipping law enforcement with safer, non-painful compliance tools, and immersive training fit for modern society. We began sales of our first public safety product, the BolaWrap 100 remote restraint device, in late 2018. In the first quarter of 2022, we delivered a new generation product, the BolaWrap 150. The BolaWrap 150 is electronically deployed and is more robust, smaller, lighter and simpler to deploy than the BolaWrap 100 that has since been phased out. In late 2020 we added a new solution to our public safety technologies, our virtual reality (“VR”) training platform, Wrap Reality, and in August 2023 we acquired Intrensic, LLC, a Delaware limited liability company (“Intrensic”), which added a Body-Worn Camera (“BWC”) and Digital Evidence Management (“DEM”) solution to our portfolio of policing solutions. Wrap Reality is now sold to law enforcement agencies for simulation training as well as corrections departments for the societal reentry scenarios.

Our target market for our product and technology enabled services includes approximately 900,000 full-time sworn law enforcement officers in over 18,000 federal, state, and local law enforcement agencies in the U.S. and over 12 million police officers in more than 100 countries. Additionally, we are exploring opportunities to increase our presence in other adjacent markets, such as military and private security. Our international focus is on countries with the largest police forces. According to 360iResearch, a market research consulting firm, our non-lethal products are part of a global market segment expected to grow to $16.1 billion by 2027.

We focus our efforts on the following products and services:

BolaWrap Remote Restraint Device - a hand-held remote restraint device that discharges a seven and half-foot Kevlar tether to entangle an individual at a range of 10-25 feet. BolaWrap assists law enforcement to safely and effectively control encounters early without resorting to painful use of force options.

Wrap Reality - a law enforcement 3D training system employing immersive computer graphics VR with proprietary software-enabled content. It allows up to two participants to enter a simulated training environment simultaneously, and customized weapons controllers enable trainees to engage in strategic decision making along the force continuum. Wrap Reality has 45 scenarios for law enforcement and corrections and 15 scenarios for societal reentry. Wrap Reality is one of the most robust 3D Virtual Reality solutions on the market for law enforcement and societal reentry today.

Wrap Intrensic - a Body-Worn Camera and Digital Evidence Management solutions provider. BWC and DEM play crucial roles in capturing, storing, and managing digital evidence, such as video and audio recordings for various purposes, including criminal investigations and maintaining transparency in public interactions. The Wrap Intrensic X2 camera hardware and storage and data management capability, along with awareness of front-line operations, provides customers with a solution to meet their challenges. Wrap Intrensic Evidence on our cloud-based video storage platform provides an unlimited video storage platform that includes video and other evidence uploading, search, retrieval, redaction, and evidence sharing while reducing the need for resources required to manage this evidence.

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In addition to the U.S. law enforcement market, we have shipped our restraint products to 62 countries. We have distribution agreements with 22 international distributors covering 43 countries. We focus significant sales, training and business development efforts to support our distribution network in addition to our internal sales team.

We focus significant resources on research and development innovations and continue to enhance our products and plan to introduce new products. We believe we have established a strong brand and market presence globally and have established significant competitive advantages in our markets.

August 2025 Private Placement

On August 18, 2025, we entered into the Purchase Agreement with certain institutional investors pursuant to which we agreed to sell to such investors an aggregate of (i) 4,500 shares of the Company’s Series B Preferred Stock, with a par value of $0.0001 per share and a stated value of $1,000 per share, initially convertible into up to 3,000,000 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), at an initial conversion price of $1.50 per share (the “Preferred Stock”) and (ii) accompanying warrants (the “Warrants”) to purchase up to 3,000,000 shares of Common Stock, with an initial exercise price of $1.50 per share (the “Private Placement”).

The initial closing of the Private Placement occurred on or about August 20, 2025 (the “Initial Closing”). The aggregate gross proceeds from the Initial Closing were approximately $4.5 million, prior to deducting placement agent fees and other offering expenses payable by us.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Selling Securityholders, including for liabilities under the Securities Act and other obligations of the parties and termination provisions. Among other covenants, the Purchase Agreement requires the Company to hold a meeting of our stockholders at the earliest practical date for the purpose of obtaining stockholder approval (the “Stockholder Approval”). If the Company does not obtain the Stockholder Approval at the first meeting, the Company is required to call a meeting every sixty (60) days thereafter to seek such Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the shares of Preferred Stock are no longer outstanding. At the Company’s annual meeting of stockholders held on December 12, 2025, the Company obtained the Stockholder Approval.

Series B Preferred Stock

The terms of the Preferred Stock are as set forth in the certificate of designations (the “Certificate of Designations”) of Series B Preferred Stock which was filed and became effective with the Secretary of State for the State of Delaware on August 20, 2025, thereby creating the Preferred Stock. The Preferred Stock are convertible into the Conversion Shares at the election of the holders of the Preferred Stock (the “Holders”) at any time at the Conversion Price. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions).

Holders of the Preferred Stock shall be entitled to receive dividends when and as declared by the board of directors of the Company (the “Board”), from time to time, in its sole discretion, which dividends will be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms of the Certificate of Designations, in cash, in securities of the Corporation or using assets as determined by the Board on the stated value of such Preferred Stock.

Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Preferred Stock has no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designations, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

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There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

Warrants

A holder of the Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 18, 2025, with the Selling Securityholders, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of the Common Stock and shares of Common Stock underlying the Warrants no later than 60 days following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the date of the Registration Rights Agreement (or 120 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The foregoing descriptions of terms and conditions of the Certificate of Designations, Purchase Agreement, the Registration Rights Agreement and the Warrants do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, the Registration Rights Agreement, and Warrant, forms of which are attached as Exhibits 3.1, 10.1, 10.2 and 4.1 to the Company’s Current Report on Form 8-K filed on August 18, 2025, respectively.

Corporate information

Wrap Technologies, Inc. is a Delaware corporation. Our corporate headquarters are located at 3480 Main Hwy, Suite 202, Miami, Florida 33133. Our phone number is (800) 583-2652. Our website address is www.wrap.com. Through our website, we will make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus or incorporated by reference hereto.

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THE OFFERING

Common Stock to be Offered by the Selling Securityholders	Up to 6,000,000 shares of our common stock, comprised of (i) 3,000,000 Conversion Shares and (ii) 3,000,000 Warrant Shares.

Use of Proceeds

We will not receive any of the proceeds from the sale by the Selling Securityholders of the common stock; however, we will receive the exercise price of the Warrants upon any exercise of the Warrants by payment of cash, with an exercise price of $1.50 per share.

See “Use of Proceeds” beginning on page 9 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file this registration statement with the SEC registering the resale of the common stock and shares of common stock underlying the Warrants no later than 60 days following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the date of the Registration Rights Agreement (or 120 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

See “Selling Securityholders” on page 10 of this prospectus for additional information.

Plan of Distribution

The Selling Securityholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Securityholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 12 of this prospectus for additional information on the methods of sale that may be used by the Selling Securityholders.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “WRAP.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the information and documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider before you decide to purchase our securities the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in other documents that are filed after the date thereof and incorporated by reference into this prospectus. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results, which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our securities. Refer to “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of these risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to this Offering and Our Common Stock

If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which would have a material adverse effect on our business. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

There is no assurance that we will maintain compliance with the minimum listing requirements with all applicable requirements for continued listing on Nasdaq. If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 6,000,000 shares of our common stock held by the Selling Securityholders, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when Selling Securityholders may sell such shares of our common stock in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into shares of our common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

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The issuance of the shares of common stock covered by this prospectus could significantly increase the total number of shares of common stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares of common stock being offered pursuant to this prospectus represent Conversion Shares and Warrant Shares issuable upon the conversion and exercise of the Series B Shares and the Warrants. As of December 12, 2025, there were 51,507,022 shares of common stock issued and outstanding (prior to any deemed issuance of any Conversion Shares or Warrant Shares). If we are required to issue the maximum number of Conversion Shares and Warrant Shares that are being registered hereunder, the number of shares of common stock issued and outstanding after such issuance would represent approximately 10.43% of the number of shares of common stock issued and outstanding as of the date of this prospectus. As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of common stock that we issue to the Selling Securityholders may be less than the aggregate number of shares covered by this prospectus.

The Certificate of Designations provides for the payment of cumulative dividends in shares of our common stock which will require us to have shares of common stock available to pay the dividends.

Each share of the Series B Preferred Stock is entitled to receive dividends as and when declared by the Board, from time to time, in its sole discretion, which dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash, in securities of the Company, or using assets as determined by the Board on the Stated Value of such preferred share in accordance with the terms of the Certificate of Designations. As such, we may rely on having available shares of common stock to pay such dividends, which will result in dilution to our shareholders. If we do not have such available shares, we may not be able to satisfy our obligations as related to these dividends pursuant to the terms of the Certificate of Designations.

The Warrants contain certain anti-dilution provisions, which may dilute the interests of our stockholders, depress the price of our common stock, and make it difficult for us to raise additional capital.

Certain events may reduce the exercise price of the Warrants, which in turn may lead to further dilution to the holders of our common stock. In addition, the perceived risk of dilution may cause our shareholders to be more inclined to sell their common stock, which may in turn depress the price of common shares regardless of our business performance. We may also find it more difficult to raise additional equity capital while any of the Series B Shares and the Warrants remain outstanding.

Under the Purchase Agreement, we are subject to certain covenants that may make it difficult to procure additional financing.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Selling Securityholders, including for liabilities under the Securities Act and other obligations of the parties and termination provisions.

If needed to in the future, we may be unable to effect additional financing transactions on terms acceptable to us, or at all, while also remaining in compliance with the terms of the Purchase Agreement, or we may be forced to seek a waiver from the investor party to the Purchase Agreement, which such investor is not obligated to grant to us.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “plan,” “predict,” “may,” “will,” “project,” “target,” “strategy,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements.

Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce its products; the Company’s ability to develop sales for its new products; the acceptance of existing and future products, including the acceptance of the BolaWrap 150, Wrap Reality, our Body-Worn Camera and our Digital Evidence Management system; the risk that distributor and customer orders for future deliveries are modified, rescheduled or cancelled in the normal course of business; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand; the ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the ability of the Company to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; and risks resulting from the Company’s status as a smaller reporting company, including that reduced disclosure requirements may make shares of the Company’s Common Stock less attractive to investors. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are described in this prospectus, including under the section entitled “Risk Factors,” in “Part I, Item 1A. — Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025 and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. The Company cautions readers that the forward-looking statements included in, or incorporated by reference into, this prospectus represent our beliefs, expectations, estimates and assumptions only as of the date hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the Selling Securityholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if such Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

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SELLING SECURITYHOLDERS

The common stock being offered by the Selling Securityholders are those previously issued to the selling stockholders, and those issuable to the Selling Securityholders, upon conversion and exercise of the Series B Shares and the Warrants, as applicable. For additional information regarding the issuances of those shares of Series B Preferred Stock and the Warrants, see “Private Placement of Series B Preferred Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as described below under “Relationships with the Selling Securityholders,” the Selling Securityholders have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Securityholders. The second column lists the number of shares of common stock beneficially owned by each Selling Securityholders, based on its ownership of our securities as of December 12, 2025, assuming exercise and conversion of any warrants and shares of preferred stock held by the selling stockholders on that date, without regard to any limitations on exercises and as may be applicable.

The third column lists the shares of common stock being offered by this prospectus by the Selling Securityholders.

In accordance with the terms of the Purchase Agreement with the Selling Securityholders, this prospectus generally covers the resale of the sum of the Conversion Shares and the Warrant Shares described above and determined as if such outstanding Series B Shares and the Warrants were converted and exercised in full and as applicable as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Certificate of Designations and the Warrants, without regard to any limitations on the exercise or conversion of the Warrants and the Series B Preferred Stock, as applicable. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus.

Under the terms of the Certificate of Designations and the Warrants, a Selling Securityholder may not exercise or convert its applicable Warrants or shares of Series B Preferred Stock to the extent such exercise or conversion, as applicable, would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at the election of the holder, 9.99%) of our then outstanding common stock following such exercise or conversion, as applicable, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants or conversion of the Series B Preferred Stock which have not been exercised or converted. The number of shares in the second column does not reflect this limitation. The Selling Securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Number of shares of common stock owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus(1)	Number of shares of common stock owned after offering	Percentage of common stock owned after offering
Neal Goldman(2)	266,668	266,668	-	-
Richard Molinsky(3)	266,668	266,666	-	-
Christopher Fiore(4)	873,562	666,666	206,896	*
William J. Febbo(5)	266,666	266,666	-	-
Iroquois Capital Investment Group, LLC(6)	2,705,190	816,668	2,705,190	4.99%
Iroquois Master Fund Ltd.(6)	2,705,190	1,650,000	2,705,190	4.99%
Shaar Hazuhov LLC(7)	914,251	466,666	447,585	*
JNS Holdings Group LLC(8)	170,114	66,666	103,448	*
Aramas Capital Management LLC(9)	200,000	200,000	-	-
V4 Global, LLC(10)	14,443,734	1,333,334	13,110,400	22.44%

* Represents less than 1.0%.

(1)

Shares of common stock to be sold pursuant to this prospectus represent the number of shares of common stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of Series B Shares and the Warrants beneficially owned by the Selling Securityholder.

The aggregate total amount of shares that may be sold under this prospectus are comprised of (i) 3,000,000 Conversion Shares and (ii) 3,000,000 Warrant Shares.

(2)

Based on certain information made available to the Company. Represents (i) 133,333 Conversion Shares and (ii) 133,333 Warrant Shares.

The address for Mr. Goldman is 812 Park Avenue, Apt. 8B, New York, NY 10021.

(3)

Based on certain information made available to the Company. Represents (i) 133,333 Conversion Shares and (ii) 133,333 Warrant Shares.

The address for Mr. Molinsky is 51 Lord’s Highway East, Weston, CT 06883.

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(4)

Based on certain information made available to the Company. Represents (i) 333,333 Conversion Shares, (ii) 333,333 Warrant Shares, (iii) 103,448 shares of common stock issuable upon conversion of 150 shares of the Company’s Series A Convertible Preferred Stock and (iv) 103,448 shares of common stock issuable upon conversion of certain warrants.

The address for Mr. Fiore is 1521 Alton Road Apt. 934, Miami Beach, FL 33139.

(5)

Based on certain information made available to the Company. Represents (i) 133,333 Conversion Shares and (ii) 133,333 Warrant Shares.

The address for Mr. Febbo is 142 Calle Violeta, Urb San Francisco, San Juan, PR 00927.

(6)

Based on certain information made available to the Company. The securities reported herein are directly held by Iroquois Capital Investment Group LLC (“ICIG”) and Iroquois Master Fund, Ltd. (“IMF”). Represents (i) 408,333 Conversion Shares held by ICIG and (ii) 408,333 Warrant Shares held by ICIG, (ii) 825,000 Conversion Shares held by IMF, (iii) 825,000 Warrant Shares held by IMF, (iv) 200,000 shares of common stock issuable upon conversion of 290 shares of the Company’s Series A Convertible Preferred Stock (subject to a 4.99% beneficial ownership limitation) held by ICIG, (iv) 517,241 shares of common stock issuable upon exercise of certain warrants (subject to a 4.99% beneficial ownership limitation) held by ICIG, (v) 1,410,344 shares of common stock issuable upon conversion of 2,045 shares of the Company’s Series A Convertible Preferred Stock (subject to a 4.99% beneficial ownership limitation) held by IMF, and (vi) 2,068,965 shares of common stock issuable upon exercise of certain warrants (subject to a 4.99% beneficial ownership limitation) held by IMF.

Iroquois Capital Management L.L.C. (“ICM”) is the investment manager of IMF. ICM has voting control and investment discretion over securities held by IMF. As Managing Members of ICM, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of ICM in its capacity as investment manager to IMF. Mr. Abbe is the managing member of ICIG. Mr. Abbe has sole voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICIG. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICM and IMF.

The principal business address for ICIG and IMF is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(7)

Based on certain information made available to the Company. Represents (i) 233,333 Conversion Shares, (ii) 233,333 Warrant Shares (iii) 102,758 shares of common stock issuable upon conversion of 149 shares of the Company’s Series A Convertible Preferred Stock and (iv) 344,827 shares of common stock issuable upon conversion of certain warrants.

The principal business address for Shaar Hazuhov LLC is 100 Hewes Street, Brooklyn, NY 11249.

(8)

Based on certain information made available to the Company. Represents (i) 33,333 Conversion Shares and (ii) 33,333 Warrant Shares, (iii) 51,724 shares of common stock issuable upon conversion of 75 shares of the Company’s Series A Convertible Preferred Stock and (iv) 51,724 shares of common stock issuable upon conversion of certain warrants.

The principal business address for JNS Holdings Group LLC is 3 Pinecrest Rd., Scarsdale, NY 10583.

(9)

Based on certain information made available to the Company. Represents (i) 100,000 Conversion Shares and (ii) 100,000 Warrant Shares.

The principal business address for Aramas Capital Management LLC is 521 5th Avenue, New York, NY 10175.

(10)

Based on certain information made available to the Company. Represents (i) 666,667 Conversion Shares, (ii) 666,667 Warrant Shares, (iii) 6,185,754 shares of common stock, (iv) 2,010,701 shares of common stock underlying stock options that were vested as of December 12, 2025, or will could within 60 days thereafter, (v) 882,911 shares of common stock underlying RSUs that were vested as of December 12, 2025, or could vest within 60 days thereafter, (iv) 3,168,966 shares of common stock issuable upon exercise of certain warrants that were exercisable as of December 12, 2025, or will be exercisable within 60 days thereafter (with certain warrants being subject to a beneficial ownership limitation of 4.99%), and (v) 1,250 shares of Series A Convertible Preferred Stock, convertible into up to approximately 862,068 shares of common stock within 60 days of December 12, 2025.

Scot Cohen, the Company’s Chief Executive Officer, has voting and dispositive control with respect to the securities held by V4 Capital Partners, LLC (“V4 Capital”) which is the investment manager of V4 Global, LLC (“V4 Global”). As a result, Mr. Cohen may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by V4 Capital and V4 Global.

The principal business address for V4 Global, LLC is 4649 Hazleton Lane, Wellington, FL 32034.

Relationships with the Selling Securityholders

V4 Global purchased securities in the private placement of our common stock and accompanying warrants consummated in February 2025 (the “February 2025 Private Placement”). We also issued V4 Global, LLC shares of our Series A Preferred Stock and accompanying warrants in June 2023.

ICIG and IMF each purchased common stock and accompanying warrants in the February 2025 Private Placement. We also issued ICIG and IMF shares of our Series A Preferred Stock and accompanying warrants in June 2023.

Christopher Fiore purchased common stock and accompanying warrants in the February 2025 Private Placement.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Series B Shares and exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Series B Shares and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the Selling Securityholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date this registration statement is declared effective by the SEC;
●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Securityholders may transfer the securities by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Securityholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

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The Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholders will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of securities by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities pursuant to the Purchase Agreement, estimated to be $46,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wrap Technologies, Inc. as of the fiscal years ended December 31, 2024 and 2023, incorporated by reference in this prospectus, have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in their report and included therein. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains registration statements, periodic and current reports, proxy statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://wrap.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 25, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025 respectively;

●	Our Current Reports on Form 8-K (other than any portions thereof deemed furnished and not filed) filed with the SEC on February 11, 2025, February 24, 2025, February 28, 2025, March 14, 2025, June 27, 2025, July 7, 2025, August 18, 2025, August 26, 2025, October 27, 2025 and November 5, 2025; and

●	The descriptions of our Common Stock and Series A preferred stock, par value $0.0001 per share, incorporated by reference to Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, including any amendment or report filed or to be filed for the purpose of updating such descriptions.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

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6,000,000 Shares

COMMON STOCK

PROSPECTUS

December 18, 2025